Exhibit 16.1

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

March 21, 2012

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Commissioners:

We have read the statements made by Registrant, which we understand will be filed with the Securities and Exchange Commission, pursuant to item 4.01 of Form 8-K, as part of the Form 8-K of Registrant dated March 21, 2012.  We agree with the statements concerning our Firm in such Form 8-K.

Sincerely,

/s/ Silberstein Ungar, PLLC
Silberstein Ungar, PLLC